IDS Precious Metals Fund, Inc.
Registration Number 2-93745/811-4132



EXHIBIT INDEX


Exhibit (g)(3)    Custodian Agreement Dated May 1, 1999

Exhibit (i)       Opinion and consent of counsel

Exhibit (j)       Independent Auditors' Consent

Exhibit (n)       Financial Data Schedule

Exhibit (o)       Plan under section 18f-3(d) dated April, 1999